SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Capital Gold Corporation
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CAPITAL GOLD CORPORATION
76 Beaver Street, 14th Floor
New York, NY 10005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 24, 2008

To the Stockholders of Capital Gold Corporation:

You are cordially invited to attend the Annual Meeting of Stockholders of Capital Gold Corporation (the “Company”), a Delaware corporation, to be held at Bayard's, One Hanover Square, New York, New York 10004 on Thursday, January 24, 2008, at 1:30 p.m. local time, for the following purposes:

1.	To amend the Company’s certificate of incorporation to provide for a classified Board of Directors (Proposal 1);
2.
To elect (1) two Class I directors to serve for a one-year term that expires at the 2009 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, (2) three Class II directors to serve for a two-year term that expires at the 2010 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, and (3) three Class III directors to serve for a three-year term that expires at the 2011 Annual Meeting of Stockholders and until their successors have been duly elected and qualified (Proposal 2);

3.	To amend the Company’s certificate of incorporation to increase the authorized number of shares of common stock from 250,000,000 shares to 300,000,000 shares (Proposal 3);
4.
To amend the Company’s certificate of incorporation to permit stockholder action to be taken only at a duly called annual or special meeting of stockholders and eliminate stockholder action by written consent (Proposal 4);

5.
To ratify the selection by our audit committee of Wolinetz, Lafazan & Company, P.C., independent registered public accountants, to audit the financial statements of the Company for the year ending July 31, 2008 (Proposal 5); and

6.	To transact such other matters as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on December 3, 2007 are entitled to notice of and to vote at the meeting.

A proxy statement and proxy are enclosed. If you are unable to attend the meeting in person you are urged to sign, date and return the enclosed proxy promptly in the self addressed stamped envelope provided. If you attend the meeting in person, you may withdraw your proxy and vote your shares.

By Order of the Board of Directors

Jeffrey W. Pritchard, Secretary

New York, New York
December 19, 2007

YOUR VOTE IS IMPORTANT We urge you to promptly vote your shares by completing, signing, dating and returning your proxy card in the enclosed envelope.

PROXY STATEMENT

CAPITAL GOLD CORPORATION
76 Beaver Street
14th Floor
New York, NY 10005

INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of stockholders of Capital Gold Corporation (“Capital Gold,” the “Company,” “We” or “Us”) to be held on Thursday, January 24, 2008, and at any adjournments. The accompanying proxy is solicited by our Board of Directors and is revocable by the stockholder by notifying our Corporate Secretary at any time before it is voted, or by voting in person at the Annual Meeting. This proxy statement and accompanying proxy are being distributed to stockholders beginning on or about December 19, 2007. Our principal executive offices are located at 76 Beaver Street, 14th Floor, New York, NY 10005, telephone (212) 344-2785.

OUTSTANDING SHARES AND VOTING RIGHTS

RECORD DATE; OUTSTANDING SHARES; VOTES REQUIRED

Only stockholders of record at the close of business on December 3, 2007, the record date, are entitled to receive notice of, and vote at the Annual Meeting. As of the record date, the number and class of stock outstanding and entitled to vote at the meeting was 174,243,646 shares of common stock, par value $.0001 per share. Each share of common stock is entitled to one vote on all matters. No other class of securities will be entitled to vote at the meeting. There are no cumulative voting rights.

The affirmative vote of at least a majority of the outstanding shares entitled to vote at the Annual Meeting at which a quorum is present is necessary for approval of Proposals 1, 3 and 4. The two (2) Class I director nominees, two (2) Class II director nominees and two (2) Class III director nominees receiving the highest number of affirmative “FOR” votes at the meeting (a plurality of votes cast) will be elected and constitute our entire Board of directors. The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present is necessary for approval of Proposal 5.

REVOCABILITY OF PROXIES

If you attend the meeting, you may vote in person, regardless of whether you have submitted a proxy. Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before it is voted. It may be revoked by filing, with our corporate secretary of Capital Gold at its principal offices, 76 Beaver Street, 14th Floor, New York, NY 10005, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person.

VOTING AND SOLICITATION

Every stockholder of record is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. There are no cumulative voting rights. By submitting your proxy, you authorize Gifford A. Dieterle and Jeffrey W. Pritchard and each of them to represent you and vote your shares at the meeting in accordance with your instructions. Messrs. Dieterle and Pritchard and each of them may also vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournment or postponement of the meeting.

Capital Gold has borne the cost of preparing, assembling and mailing this proxy solicitation material. The total cost estimated to be spent and the total expenditures to date for, in furtherance of, or in connection with the solicitation of stockholders is approximately $25,000. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding soliciting materials to beneficial owners. Proxies may be solicited by certain of our directors, officers and employees, without additional compensation, personally, by telephone or by facsimile.

We have hired the firm of MacKenzie Partners, Inc. to assist in the solicitation of proxies on behalf of the Board of Directors. MacKenzie has agreed to perform this service for a proposed fee of $8,000 plus out-of-pocket expenses.

ADJOURNED MEETING

The chair of the meeting may adjourn the meeting from time to time to reconvene at the same or some other time, date and place. Notice need not be given of any such adjournment meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken. If the time, date and place of the adjournment meeting are not announced at the meeting which the adjournment is taken, then our Secretary shall give written notice of the time, date and place of the adjournment meeting not less than ten (10) days prior to the date of the adjournment meeting. Notice of the adjournment meeting also shall be given if the meeting is adjourned in a single adjournment to a date more than 30 days after the original date fixed for the meeting or if a new record date for the adjourned meeting is fixed.

TABULATION OF VOTES

The votes will be tabulated and certified by our transfer agent.

VOTING BY STREET NAME HOLDERS

If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as “broker non-votes”).

QUORUM; ABSTENTIONS; BROKER NON-VOTES

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock entitled to vote at the Annual Meeting, in person or by proxy. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares represented and voting the votes cast at the Annual Meeting with respect to such matter.

Proxies marked “abstain” will be counted as shares present for the purpose of determining the presence of a quorum. For purposes of determining the outcome of a proposal, abstentions will have the same effect as a vote against the proposal (other than the election of directors).

Broker “non-votes” occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. Broker “non-votes” will be counted as shares present for purposes of determining the presence of a quorum. However, broker “non-votes” will not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Where a proposal, such as approval of amendment to our Certificate of Incorporation to permit stockholder action to be taken only at a meeting of stockholders and eliminate stockholder action by written consent, requires the vote of a majority of the shares entitled to vote rather than a majority of the votes present and voting at a meeting, the general effect of a broker “non-vote” is a vote against the proposal.

PROPOSALS TO STOCKHOLDERS

PROPOSAL 1

APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS

Our Board of Directors, subject to approval of our stockholders, authorized an amendment to our Certificate of Incorporation to add an Article TENTH thereto which would provide that our Board of Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively, with the term of office of one class expiring each year. The Class I directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in the calendar year 2009, Class II directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in the calendar year 2010, and Class III directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in the calendar year 2011. Members of each class shall hold office until the annual meeting for the year in which their term expires and until their successors are elected and qualified, subject, however, to prior death, resignation, retirement, or removal from office. At each succeeding annual meeting of our stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of such director’s current term or his or her prior death, resignation, retirement, or removal from office, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so that the number of directors in each class is as nearly equal as possible. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, though less than a quorum. No decrease in the number of directors constituting the whole Board of Directors shall shorten the term of an incumbent Director. In the event a vacancy occurs during the term of any director (by reason of death, resignation, retirement, removal from office or otherwise), such vacancy may be filled by the Board of Directors as provided in the amended bylaws of the Company (for the remainder of the term of the director who leaves the board and creates the vacancy).

New Article TENTH would also provide that the total number of directors constituting the entire Board of Directors will be not less than three nor more than ten, with the then-authorized number of directors being fixed from time to time by resolution of the Board of Directors. This tracks the provisions in our bylaws.

If the proposal is approved by our stockholders, the classified terms of the members of the Board of Directors would be applicable to every election of the directors following the date of effectiveness of the Amendment to the Certificate of Incorporation.

Our Board has evaluated the potential vulnerability of our company and our stockholders to the threat of unfair or coercive takeover tactics and has considered the range of possible responses to such a threat. Although the Board is not currently aware of any such threat, this proposal and proposal no. 4 are intended to reduce our vulnerability to unsolicited or hostile attempts to obtain control of our company and to increase the likelihood that our stockholders would receive a fair price for their shares in transactions relating to such attempts. This proposal is not being proposed in response to any present attempt known to the Board to acquire control of our company, to obtain representation on the Board of Directors, or to take significant corporate action and we are aware of no such plans. We are aware, however, that a number of unsolicited acquisition proposals in connection with takeover activities have employed, or have sought to employ, tactics which are designed to force a response by the target company through threats or attempts to secure action without affording a reasonable opportunity for the Board of such companies to consider whether such proposals are in the best interests of its stockholders. We have no current intentions to adopt or propose anti-takeover measures other than the proposals described in this Proxy Statement.

Third parties frequently accumulate stock positions in public companies in order to force a merger or other business combination or to commence a tender or exchange offer or other hostile attempt to acquire control of a company. We believe that unsolicited takeover attempts may be unfair or disadvantageous to our company and our stockholders because, among other reasons: (i) a non-negotiated takeover bid may be timed to take advantage of temporarily depressed stock prices; (ii) a non-negotiated takeover bid may be designed to foreclose or minimize the possibility of more favorable competing bids or alternative transactions; (iii) a non-negotiated takeover bid may involve the acquisition of only a controlling interest in our common stock, without affording all stockholders the opportunity to receive the same economic benefits; and (iv) a non-negotiated takeover bid may often deprive the stockholders of an adequate opportunity to evaluate the merits of the proposed transaction.

By contrast, in a transaction in which a potential acquiror must negotiate with the Board of Directors, the Board would take into account the underlying and long-term values of our business and assets, the possibilities for alternative transactions on more favorable terms, anticipated favorable developments in our business not yet reflected in the stock price, and equality of treatment of all stockholders.

This proposal and proposal no. 4 are designed to encourage any person who might seek to acquire control of our company to first consult with our Board and to negotiate the terms of any tender offer or proposed business combination. The Board believes that, for the protection of our stockholders, any proposed acquisition of control of our company, and any proposed business combination in which we might be involved, should be thoroughly studied by the Board to ensure that such transaction would be in the best interests of our company and our stockholders and that all of our stockholders would be treated fairly. In sum, the Board believes that this proposal and proposal no. 4 are prudent and in the best interests of our Company and our stockholders and should be adopted for their protection.

This proposal and proposal no. 4, if adopted, may be disadvantageous to the extent that they have the effect of discouraging a future takeover attempt that is not approved by the Board, but which a majority of the stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over the then current market value or over their cost basis in such shares. As a result of such effects of this proposal, stockholders who might wish to participate in an unsolicited tender offer may not have an opportunity to do so. These proposals, if adopted, could also delay or frustrate the assumption of control by a holder of a large block of our shares, even if many stockholders considered such an action to be beneficial. Furthermore, the adoption of these proposals will not ensure or guarantee that stockholders will receive a price for their shares in connection with an acquisition of control of our company that reflects the value of such shares, or that the price received will be fair or equitable, although in the opinion of the Board, the likelihood that the price will reflect such value and be fair and equitable will be increased by the adoption of these proposals.

A copy of the amendment to our Certificate of Incorporation reflecting the effect of this proposed amendment and the other proposed amendments discussed in this Proxy Statement is attached as Appendix A .

Required Vote and Recommendation

The affirmative vote of at least a majority of the issued and outstanding shares as of the record date eligible to vote is necessary for approval of this Proposal 1.

THE BOARD OF DIRECTORS DEEMS PROPOSAL 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

PROPOSAL 2

ELECTION OF DIRECTORS

We currently have eight directors, Gifford A. Dieterle, John Brownlie, Jeffrey W. Pritchard, Robert Roningen, Roger A. Newel, Ian A. Shaw, John Postle, Mark T. Nesbitt, whose terms each expire at the upcoming annual meeting. If Proposal no. 1 is approved by stockholders herein, upon filing of the amendment to our Certificate of Incorporation, our Board of Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively, with the classes of directors serving for staggered three-year terms.

Class I Director Nominees

Our Board of Directors has nominated Roger Newell and Robert Roningen, for election as Class I directors. Each of Messrs. Roger Newell and Robert Roningen, has served as director since the last annual meeting. If elected, Messrs. Roger Newell and Robert Roningen, will hold office as Class I directors until our annual meeting of stockholders held in calendar 2009, or until their respective successors are elected and duly qualified, or until their earlier death, resignation or removal.

Class II Director Nominees

Our Board of Directors has nominated Ian Shaw, John Postle and Mark Nesbitt, for election as Class II directors. Each of Messrs. Ian Shaw, John Postle and Mark Nesbitt, has served as director since the last annual meeting. If elected, Messrs. Ian Shaw, John Postle and Mark Nesbitt, will hold office as Class II directors until our annual meeting of stockholders held in calendar 2010, or until their respective successors are elected and duly qualified, or until their earlier death, resignation or removal.

Class III Director Nominees

Our Board of Directors has nominated Gifford Dieterle, John Brownlie and Jeffrey Pritchard, for election as Class III directors. Each of Messrs. Gifford Dieterle and Jeffrey Pritchard, has served as director since the last annual meeting. Mr. Brownlie was appointed a director by our Board in February 2007. If elected, Messrs. Gifford Dieterle, John Brownlie and Jeffrey Pritchard, will hold office as Class III directors until our annual meeting of stockholders held in calendar 2010, or until their respective successors are elected and duly qualified, or until their earlier death, resignation or removal.

Unless otherwise specified, the enclosed proxy will be voted in favor of the election of Gifford A. Dieterle, John Brownlie, Jeffrey W. Pritchard, Robert Roningen, Roger A. Newell, Ian A. Shaw, John Postle and Mark T. Nesbitt. Information is furnished below with respect to all nominees.

In the event that Proposal no. 1 is not approved by stockholders, directors elected at the meeting will serve until the next annual meeting of stockholders or until their respective successors are elected and duly qualified, or until their earlier death, resignation or removal.

Required Vote and Recommendation

The two (2) Class I nominees, two (2) Class II nominees and two (2) Class III nominees receiving the highest number of affirmative “FOR” votes at the meeting (a plurality of votes cast) will be elected to serve as directors in those respective classes.

Set forth below is the biographical information of the nominees and Director:

GIFFORD A. DIETERLE, age 75, is our President, Treasurer and Chairman of our Board of Directors. Mr. Dieterle was appointed President in September 1997 and has been an officer and Chairman since 1981. He has a M.S. in Geology obtained from New York University. From 1977 until July 1993, he was Chairman, Treasurer, and Executive Vice-President of Franklin Consolidated Mining Company. From 1965 to 1987, he was lecturer in geology at the City University of N.Y. (Hunter Division). Mr. Dieterle has been Secretary-Treasurer of South American Minerals Inc. since 1997 and a director of that company since 1996.

JOHN BROWNLIE, age 58, is our Chief Operating Officer and a member of our Board of Directors. He has worked for us since May 2006. Mr. Brownlie has provided team management for mining projects requiring technical, administrative, political and cultural experience over his 29 year mining career. From 2000 to 2006, Mr. Brownlie was a consultant providing mining and mineral related services to various companies including SRK, Oxus Mining plc and Cemco Inc. From 1995 to 2000, he was the General Manager for the Zarafshan-Newmont Joint Venture in Uzbekistan, a one-million tonne per month heap leach plant which produced over 400,000 ounces of gold per year. From 1988 to 1995, Mr. Brownlie served as the Chief Engineer and General Manager for Monarch Resources in Venezuela, at both the El Callao Revemin Mill and La Camorra gold projects. Before that, was a resident of South Africa and associated with numerous mineral projects across Africa. He is also a mechanical engineer and fluent in Spanish.

JEFFREY W. PRITCHARD, age 49, is our Vice President - Investor Relations, Secretary and a member of our Board of Directors. He has worked for us since 1996. He has been in the marketing/public relations field since receiving a Bachelor’s degree from the State University of New York in 1979. Mr. Pritchard has served as the Director of Marketing for the New Jersey Devils (1987-1990) and as the Director of Sales for the New York Islanders (1985-1987). He also was an Executive Vice President with Long Island based Performance Network, a marketing and publishing concern from 1990 through 1995.

ROBERT RONINGEN, age 72, is one of our Senior Vice Presidents and a member of our Board of Directors. He has been engaged in the practice of law as a sole practitioner and is a self-employed consultant geophysicist in Duluth, Minnesota. Mr. Roningen served as our Secretary until February 2007. From 1988 to August 1993, he was an officer and director of Franklin Consolidated Mining Company, Inc. He graduated from the University of Minnesota in 1957 with a B.A. in geology and in 1962 with a degree in Law.

ROGER A. NEWELL, age 64, a member of our Board of Directors, has been an Executive Vice President of Kilimanjaro Mining Company Ltd. since September 2007. Kilimanjaro Mining Company is a private Nevada based company involved in uranium and gold exploration in Tanzania, Africa. Mr. Newell worked for us from 2000 to September 2007 and was our Vice President - Development until September 2007. From 1974 through 1977, he was a geologist with Kennecott Copper Corporation. From 1977 through 1989, he served as Exploration Manager/Senior Geologist for the Newmont Mining Corporation and, from 1989 through 1995, was the Exploration Manager for Gold Fields Mining Company. He was Vice President Development, for Western Exploration Company from 1997 through 2000. Since 1995, he has been a senior consultant in the Minerals Advisory Group LLC, Tucson, Arizona, a company that provides technical and engineering advice to clients regarding mineral projects. He has been self-employed as a geologist since 2001. He is a Fellow in the Society of Economic Geologists and a Past President of that Society’s Foundation. . He has a M.Sc. from the Colorado School of Mines and a Ph.D. in mining and mineral exploration from Stanford University.

IAN A. SHAW, age 67, is a member of our Board of Directors and the Board’s Audit and Compensation Committees.  Mr. Shaw has over 32 years of experience in the mining industry. He has been Managing Director of Shaw & Associates since 1993.  Shaw & Associates is a corporate services consulting firm specializing in corporate finance, regulatory reporting and compliance with clients that are typically public companies in the resource industry. In the course of providing consulting services he has accepted positions as an officer or director with number of his clients. Positions he currently holds include Director, since 1994, of Metallica Resources Inc., a TSX listed corporation with a gold mine in Mexico, and exploration properties in Chile and Alaska; Chief Financial Officer, since 1995, of  Pelangio Mines Inc., a TSX listed corporation with an interest in a gold property in Canada and gold exploration properties in Ghana; Vice President, Finance and CFO, since May 2005, of Unor Inc., a TSX listed company with uranium exploration properties in Canada; and Chief Financial Officer, since January 2007, of Olivut Resources Ltd., a TSX listed corporation with diamond exploration properties in Canada. Mr. Shaw is a Chartered Accountant and received a B. Comm. from Trinity College at the University of Toronto in 1964.

JOHN POSTLE, age 66, is a member of our Board of Directors and the Board’s Audit and Compensation Committees.  He is a Consulting Mining Engineer associated with Scott Wilson Roscoe Postle Associates Inc. In 1985 he was a founding partner of Roscoe Postle Associates Inc. which later merged with Scott Wilson Group Plc.  Mr. Postle provides mining consulting services to a number of international financial institutions, corporations, utilities and law firms.  He worked for Cominco Ltd (1965-1970), Falconbridge Ltd (1970-1975) and D.S. Robertson and Associates (1976-1985) and has worked at a number of open pit and underground mining operations in both operating and planning capacities.  Mr. Postle is a Past Chairman of the Mineral Economics Committee of the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”), and was appointed a Distinguished Lecturer of the CIM in 1991.  In 1997, he was awarded the CIM Robert Elver Mineral Economics Award.  He is currently Chairman of a CIM Standing Committee on Ore Reserve Definitions. Mr. Postle is a director of Strait Gold Corporation, a Canadian publicly traded company, and serves as a member of that company’s audit and disclosure committees.  Mr. Postle has a B.A.Sc. Degree in Mining Engineering from the University of British Columbia in 1965 and a M.Sc. Degree in Earth Sciences from Stanford University in 1968.

MARK T. NESBITT, age 62, is a member of our Board of Directors and the Board’s Audit and Compensation Committees. Since 1988, he has been a natural resources attorney in Denver, Colorado specializing in domestic and international mining transactions, agreements, negotiations, title due diligence, corporate and general business counsel. Mr. Nesbitt has been an Adjunct Professor at the University of Denver School of Law's since 2001, is an active member of the Rocky Mountain Mineral Law Foundation, having served as a Trustee from 1987 to 1993, and from 2003 to 2006, Co-chairman of the Mining Sessions at the Foundation’s international natural resource institute in Buenos Aires, Argentina in 2007, Co-chairman of the Foundation's Mining Law and Investment in Latin America institute in Lima, Peru in 2003, and Chairman of the same institute in 2003, and Chairman of the Foundation's first Land and Permitting Special Institute in 1994. He also has served continuously over the years on the Foundation's Special Institutes Committee, Long Range Planning Committee, and numerous other committees. Mr. Nesbitt is a member of the International, American, Colorado and Denver Bar Associations, Rocky Mountain Mineral Law Foundation, International Mining Professionals Society (Treasurer since 2000), and the Colorado Mining Association. He is also a former Director of the Colorado Mining Association and past President of the Rocky Mountain Association of Mineral Landmen. He received a B.S. degree in Geology from Washington State University in 1968 and a J.D. from Gonzaga University School of Law in 1975.

MEETINGS AND COMMITTEES OF THE BOARD

Our Board of Directors is responsible for the management and direction of our company and for establishing broad corporate policies. A primary responsibility of the Board is to provide effective governance over our affairs for the benefit of our stockholders. In all actions taken by the Board, the Directors are expected to exercise their business judgment in what they reasonably believe to be the best interests of our company. In discharging that obligation, Directors may rely on the honesty and integrity of our senior executives and our outside advisors and auditors.

The Board of Directors and the Audit Committee of the Board meet periodically throughout the year to receive and discuss operating and financial reports presented by our executive officers as reports by experts and other advisors. The Board held five meetings during the fiscal year ended July 31, 2007 in person and telephonically, and acted by unanimous written consent on seven occasions. All directors attended 75% or more of the aggregate meetings.

In fiscal 2007, the Audit Committee, consisting of all of the non-employee members of the Board of Directors, met on four occasions. Representatives of our auditor were in attendance at one meeting without management present.

Our Board of Directors has no standing nominating committee because this function is handled by the Board of Directors. Nominees to the Board of Directors are selected by the Board of Directors based on current business and industry knowledge as well as general business knowledge. There are no formal procedures for stockholders to nominate persons to serve as directors.

Audit Committee and Audit Committee Expert.

The Audit Committee of our Board of Directors consists of Ian A. Shaw, Committee Chairman, John Postle and Mark T. Nesbitt. The Board of Directors has determined that all three members are independent directors as (i) defined in Rule 10A-3(b)(1)(ii) under the Securities Exchange Act of 1934 (the “Exchange Act”) and (ii) under Section 121B(2)(a) of the AMEX Company Guide (although our securities are not listed on the American Stock Exchange or any other national exchange). The Audit Committee met four times telephonically in fiscal 2007. All committee members were present at the meetings.

Mr. Shaw serves as the financial expert as defined in Securities and Exchange Commission rules on the committee. We believe Messrs. Shaw, Postle and Nesbitt to be independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this committee. The principal functions of the Audit Committee are to (i) assist the Board in fulfilling its oversight responsibility relating to the annual independent audit of our consolidated financial statements, the engagement of the independent registered public accounting firm and the evaluation of the independent registered public accounting firm’s qualifications, independence and performance (ii) prepare the reports or statements as may be required by the securities laws, (iii) assist the Board in fulfilling its oversight responsibility relating to the integrity of our financial statements and financial reporting process and our system of internal accounting and financial controls, (iv) discuss the financial statements and reports with management, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management, and (vi) review disclosures by independent accountants concerning relationships with us and the performance of our independent accountants. Our Audit Committee’s charter is available on our website at www.capitalgoldcorp.com , where it may be found under the Corporate Info; Corporate Governance tab.

Audit Committee Report.

The primary responsibility of the Audit Committee (the “Committee”) is to assist the Board of Directors in discharging its oversight responsibilities with respect to financial matters and compliance with laws and regulations. The primary methods used by the Committee to fulfill its responsibility with respect to financial matters are:

•	To appoint, evaluate, and, as the Committee may deem appropriate, terminate and replace Capital Gold’s independent registered public accountants;

•	To monitor the independence of Capital Gold’s independent registered public accountants;

•	To determine the compensation of Capital Gold’s independent registered public accountants;

•	To pre-approve any audit services, and any non-audit services permitted under applicable law, to be performed by Capital Gold’s independent registered public accountants;

•	To review Capital Gold’s risk exposures, the adequacy of related controls and policies with respect to risk assessment and risk management;

•	To monitor the integrity of Capital Gold’s financial reporting processes and systems of control regarding finance, accounting, legal compliance and information systems;

•	To facilitate and maintain an open avenue of communication among the Board of Directors, management and Capital Gold’s independent registered public accountants.

In discharging its responsibilities relating to internal controls, accounting and financial reporting policies and auditing practices, the Committee discussed with Capital Gold’s independent registered public accountants, Wolinetz, Lafazan & Company, P.C., the overall scope and process for its audit. The Committee has met with Wolinetz, Lafazan & Company, P.C., with and without management present, to discuss the results of its examinations and the overall quality of Capital Gold’s financial reporting.

The Committee has discussed with Wolinetz, Lafazan & Company, P.C. its judgments about the quality, in addition to the acceptability, of the Capital Gold’s accounting principles as applied in Capital Gold’s financial reporting, as required by Statement on Auditing Standards No. 90 “Communications with Audit Committees.”

The Committee also has received a letter from Wolinetz, Lafazan & Company, P.C. that is required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Wolinetz, Lafazan & Company, P.C. their independence.

The Committee has met and held discussions with management. The Committee has reviewed and discussed with management Capital Gold’s audited consolidated financial statements as of and for the fiscal years ended July 31, 2007 and 2006.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements referred to above be included in Capital Gold’s Annual Report for the year ended July 31, 2007.

This report is respectfully submitted by the members of the Audit Committee of the Board of Directors.

Ian A. Shaw, Chairman
John Postle
Mark T. Nesbitt

Compensation Committee.

In May 2007, our Board of Directors established a Compensation Committee consisting of Messrs. Shaw, Postle and Nesbitt, our independent directors. The principal functions of the Compensation Committee are to advise and makes recommendations to our Board of Directors regarding matters relating to the compensation of directors, officers and senior management. The Compensation Committee met once telephonically in fiscal 2007. All committee members were present at the meetings.

Communication with the Board of Directors

Interested parties wishing to contact the Board of Directors of the Company may do so by writing to the following address: Board of Directors, 76 Beaver Street, 14th Floor, New York, NY 10005, Attn: Jeffrey W. Pritchard, Secretary. All letters received will be categorized and processed by Mr. Pritchard and then forwarded to the Company’s Board or Directors.

Changes to Director nominee procedures

In August 2006, we amended our bylaws to require stockholders that seek to bring business before a meeting of stockholders, including nominations of candidates for election as directors, to provide notice of such business to us not less than 90 days nor more than 120 days prior to the date of the meeting (provided that, in the event that public disclosure of the meeting date is first made less than 120 days prior to the meeting date, such notice must be received by us not later than the close of business on the tenth day following such public disclosure). With regard to nominations of persons for election to the Board of Directors, the notice must set forth (a) as to each proposed nominee, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the number of our shares owned beneficially or of record by the nominee and (iv) any other information relating to the nominee that would be required to be disclosed in a proxy statement to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (b) as to the Stockholder giving the notice, (i) the name and record address of such Stockholder, (ii) the number of our shares owned beneficially or of record by such Stockholder, (iii) a description of all arrangements or understandings between such Stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such Stockholder, (iv) a representation that such Stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such Stockholder that would be required to be disclosed in a proxy statement to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Code of Ethics and Business Conduct

Our Board of Directors adopted a code of ethics and business conduct for officers, directors and employees that went into effect on October 22, 2003. This code has been presented and reviewed by each officer, director and employee. You may obtain a copy of this code by visiting our web site at www.capitalgoldcorp.com or by written request to our Office Manager at 76 Beaver Street, 14th Floor, New York, NY 10005. Our Board of Directors is required to approve any waivers of the code of ethics and business conduct for Directors or executive officers and we are required to disclose any such waiver in a Current Report on Form 8-K within four business days.

Director Attendance at Annual Meetings of Stockholders

Directors are encouraged, but not required, to attend the Annual Meeting of Stockholders.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION INCREASING THE AUTHORIZED COMMON STOCK FROM
250,000,000 SHARES TO 300,000,000 SHARES

Our Board of Directors, subject to approval of our stockholders, authorized an amendment to our Certificate of Incorporation to increase the number of our authorized shares of common stock from 250,000,000 to 300,000,000. If this proposal is approved by our stockholders, we will file an amendment to our Certificate of Incorporation with the Delaware Secretary of State. A copy of that amendment is attached hereto as Appendix A. The Board believes such action to be in our best interests for the reasons set forth below.

As of December 3, 2007, we had approximately 174,243,646 shares of common stock outstanding and approximately 18,750,042 shares reserved for future issuance under outstanding options, warrants and our 2006 Equity Incentive Plan, leaving approximately 57,006,312 shares of common stock available for future issuances.

Our Board of Directors believes that the proposed increase in authorized common shares will benefit the Company by providing flexibility to issue common stock for a variety of business and financial objectives in the future without the necessity of delaying such activities for further stockholder approval, except as may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or national securities association trading system on which our securities may be listed or quoted.

We anticipate using such shares, or the proceeds from the sale thereof, to retain the ability to acquire additional mining prospects, properties and/or projects, acquire equipment, expand production and/or paying off debt. However, we have no arrangements, understandings, agreements or commitments at this time with respect to the issuance of the new shares that would be authorized if this proposal is approved.

This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares or change the relative rights and limitations of the shares of common stock. The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock. However, because holders of common stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, any issuance of additional shares of common stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of common stock. In addition, our Board of Directors could issue large blocks of common stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval.

Required Vote and Recommendation

The affirmative vote of at least a majority of the issued and outstanding shares as of the record date eligible to vote is necessary for approval of Proposal 3.

THE BOARD OF DIRECTORS DEEMS PROPOSAL 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

PROPOSAL 4

APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO PERMIT STOCKHOLDER ACTION TO BE TAKEN ONLY AT A DULY CALLED ANNUAL OR SPECIAL MEETING OF STOCKHOLDERS AND ELIMINATE STOCKHOLDER ACTION BY WRITTEN CONSENT

Our Board of Directors, subject to approval of our stockholders, authorized an amendment to our Certificate of Incorporation to permit stockholder action to be taken only at a duly called annual or special meeting of stockholders and eliminate stockholder action by written consent. If this proposal is approved by our stockholders, we will file an amendment to our Certificate of Incorporation with the Delaware Secretary of State. A copy of that amendment is attached hereto as Appendix A. The Board believes such action to be in our best interests for the reasons set forth in Proposal no. 1 above. The effects of approving this charter amendment also are set forth in Proposal no. 1.

Required Vote and Recommendation

The affirmative vote of at least a majority of the issued and outstanding shares as of the record date eligible to vote is necessary for approval of Proposal 4.

THE BOARD OF DIRECTORS DEEMS PROPOSAL 4 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

PROPOSAL 5

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of Wolinetz, Lafazan & Company, P.C. (“WL”) as our independent registered public accountants for the fiscal year ending July 31, 2008 subject to ratification by the stockholders.

WL audited our financial statements for the years ended July 31, 2007 and 2006. All audit and professional services provided by WL, Certified Public Accountants, will be approved in advance by the Audit Committee to assure such services do not impair the auditor's independence from us. The total aggregate fees billed by WL were $140,000 and $135,000 for the fiscal years ended July 31, 2007 and 2006, respectively. The following table shows the detailed fees billed to us by WL for professional services rendered during these fiscal years.

	Amount ($)
Description of Fees	2007	2006
Audit Fees	$130,000	$128,000
Audit-Related Fees	-	-
Tax Fees	10,000	7,000
All Other Fees	-	-

Total	$140,000	$135,000

Audit Fees

Represents fees for professional services provided for the audit of our annual financial statements, services that are performed to comply with generally accepted auditing standards, and review of our financial statements included in our quarterly reports and services in connection with statutory and regulatory filings.

Audit-Related Fees

Represents the fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. The Board of Directors considers WL to be well qualified to serve as our independent public accountants.

The Audit Committee will pre-approve all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwriting) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to us by the independent auditor; provided, however, the pre-approval requirement is waived with respect to the provisions of non-audit services for us if the "de minimus" provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision. The Audit Committee may review and approve the scope and staffing of the independent auditors' annual audit plan.

Tax Fees

This represents professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees

WL was paid no other fees for professional services during the fiscal years ended July 31, 2007 and 2006.

The Board of Directors considers WL to be well qualified to serve as our independent public accountants.

Representatives of WL will be available telephonically at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Required Vote and Recommendation

The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting is necessary for approval of Proposal 5.

THE BOARD OF DIRECTORS DEEMS PROPOSAL 5 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following sets forth biographical information about our executive officers and key personnel:

Name	Age	Position

Gifford A. Dieterle	75	President, Treasurer & Chairman of the Board

John Brownlie	58	Chief Operating Officer

Jeffrey W. Pritchard	49	Vice President - Investor Relations and Secretary

Christopher M. Chipman	35	Chief Financial Officer

Robert Roningen	72	Senior Vice President

J. Scott Hazlitt	55	Vice President - Mine Development

For biographical information about Gifford A. Dieterle, John Brownlie, Jeffrey W. Pritchard and Robert Roningen, please see the discussion under the heading “Proposal 1 Election of Directors” above.

CHRISTOPHER M. CHIPMAN, Chief Financial Officer. Mr. Chipman has been our Chief Financial Officer since March 1, 2006. Since November 2000, Mr. Chipman has been a managing member of Chipman & Chipman, LLC, a consulting firm that assists public companies with the preparation of periodic reports required to be filed with the Securities and Exchange Commission and compliance with Section 404 of the Sarbanes Oxley Act of 2002. The firm also provides outsourced financial resources to clients assisting in financial reporting, forecasting and accounting services. Mr. Chipman is a CPA and, from 1996 to 1998, he was a senior accountant with the accounting firm of Grant Thornton LLP. Mr. Chipman was the Controller of Frontline Solutions, Inc., a software company (March 2000 to November 2000); a Senior Financial Analyst for GlaxoSmithKline (1998-2000); and an Audit Examiner for Wachovia Corporation (1994-1996). He received a B.A. in Economics from Ursinus College in 1994. He is a member of the American and Pennsylvania Institute of Certified Public Accountants. Mr. Chipman devotes approximately 85% of his time to our business.

J. SCOTT HAZLITT, Vice President - Mine Development, has been in the mining business since 1974. Since 2001, he has focused on development of our El Chanate concessions. Currently, he is involved in mine expansion plans and corporate development.  He has worked primarily in reserves, feasibility, development and mine operations. Mr. Hazlitt was a field geologist for ARCO Syncrude Division at their CB oil Shale project in 1974 and 1975. He was a contract geologist for Pioneer Uravan and others from 1975 to 1977. He was a mine geologist for Cotter Corporation in 1978 and 1979, and was a mine geologist for ASARCO from 1979 to 1984. He served as Vice President of Exploration for Mallon Minerals from 1984 to 1988. From 1988 to 1992, Mr. Hazlitt was a project geologist and Mine Superintendent for the Lincoln development project. From 1992 to 1995, he was self-employed as a consulting mining geologist in California and Nevada. He was Mine Operations Chief Geologist for Getchell Gold from 1995 to 1999. His work experience has included precious metals, base metals, uranium, and oil shale. Mr. Hazlitt served as mine manager at our Hopemore Mine in Leadville, Colorado starting in November 1999. His highest educational degree is Master of Science from Colorado State University. He is a registered geologist in the state of California.

EXECUTIVE COMPENSATION

 Summary Compensation Table

The following table sets forth the total compensation paid to or earned by our named executive officers, as that term is defined in Item 402(a)(2) of Regulation S-B as of our fiscal year ended July 31, 2007:

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (2)	Option Awards (1)	Non-Equity Incentive Plan Compen- sation	Non- qualified Deferred Compen- sation Earnings	All Other Compen- sation ($)	Total ($)
Gifford A. Dieterle, Director, Chairman, Treasurer and CEO	2007	$180,000	$-	$-	$-	$-	$-	$-	$ 180,000

John Brownlie, Director and COO	2007	$150,000	$-	$225,000	$34,000	$-	$-	$-	$ 409,000

Christopher M. Chipman, CFO	2007	$118,000	$-	$-	$79,000	$-	$-	$-	$ 197,000

Notes:
(1)	Based on Black Scholes Pricing Model of valuing options. Total fair value of option awards granted in 2007 was $113,000.

(2)	Issuance of shares based on the fair market value of the Company’s common stock on the date of grant.

Outstanding Equity Awards At Fiscal Year-End

The following table provides information concerning unexercised options for each of our named executive officers, as that term is defined in Item 402(a)(2) of Regulation S-B as of our fiscal year ended July 31, 2007:

Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Gifford A. Dieterle, Director, Chairman, Treasurer and CEO	250,000	-	-	$0.32	7/31/08
John Brownlie, Director and COO	250,000	-	-	$0.36	12/13/08
	200,000	150,000	150,000	$0.32	5/12/08
Christopher M. Chipman, CFO	50,000	-	-	$0.34	3/1/08
	100,000	-	-	$0.36	12/13/08
	500,000	-	-	$0.38	6/13/09

Director Compensation

The following table sets forth the compensation paid to our directors for the fiscal year ended July 31, 2007.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ian A. Shaw, Director	$12,000	-	$13,239	-	-	-	$25,239
John Postle, Director	$12,000	-	$13,239	-	-	-	$25,239
Mark T. Nesbitt, Director	$12,000	-	$13,239	-	-	-	$25,239
Robert Roningen, Director	$24,000	-	-	-	-	-	$24,000

Notes:
(1) Based on Black Scholes Pricing Model of valuing options. Total fair value of option awards granted in 2007 was $39,717.

During the fiscal year ended July 31, 2007, our Independent Directors each received a fee of $1,000 per month. Robert Roningen, director, received a fee of $2,000 per month for legal and consulting services during the fiscal year ended July 31, 2007. Directors are not otherwise compensated for acting in their capacity as Directors. Directors are reimbursed for their accountable expenses incurred in attending meetings and conducting their duties. On August 29, 2007, we increased directors’ compensation to our independent directors and to Robert Roningen by $1,000 per month.

Employment and Change of Control Agreements

Effective July 31, 2006, we entered into employment agreements with the following executive officers: Gifford A. Dieterle, our President and Treasurer, Roger A. Newell, our then Vice President of Development, Jack V. Everett, our then Vice President of Exploration, and Jeffrey W. Pritchard, our Vice President of Investor Relations. Agreements with John Brownlie, our Chief Operating Officer, and Christopher Chipman, our Chief Financial Officer, are discussed below.

The agreements run for a period of three years and automatically renew for successive one-year periods unless we or the executive provides the other party with written notice of our or his intent not to renew at least 30 days prior to the expiration of the then current employment period.

Under the original agreements, Mr. Dieterle is entitled to a base annual salary of at least $180,000 and each of the other executives is entitled to a base annual salary of at least $120,000. Each executive is entitled to a bonus or salary increase in the sole discretion of our board of directors. In addition, each of the executives received two year options to purchase an aggregate of 250,000 shares of our common stock at an exercise price of $0.32 per share (the closing price on July 31, 2006).

On August 29, 2007, based on the recommendation of the Compensation Committee of our Board of Directors after review of an Executive Compensation Market Analysis and Report by an independent human resource professional services firm, we increased the salaries of our executive officers to be commensurate with industry standards. The new salaries are as follows: Gifford A. Dieterle, President, Treasurer and Chairman of the Board, $250,000; John Brownlie, Chief Operating Officer, $225,000; Christopher Chipman, Chief Financial Officer, $175,000 (consulting fee); Jeffrey W. Pritchard, Vice President - Investor Relations and Secretary, $195,000; and J. Scott Hazlitt, Vice President - Mine Development, $135,000. The salary increase for Mr. Brownlie and the consulting fee increase for Mr. Chipman were retroactive to May 1, 2007 and the salary increase for Mr. Pritchard was retroactive to August 1, 2007.

We have the right to terminate any executive’s employment for cause or on 30 days’ prior written notice without cause or in the event of the executive’s disability (as defined in the agreements). The agreements automatically terminate upon an executive’s death. “Cause” is defined in the agreements as (1) a failure or refusal to perform the services required under the agreement; (2) a material breach by executive of any of the terms of the agreement; or (3) executive’s conviction of a crime that either results in imprisonment or involves embezzlement, dishonesty, or activities injurious to us or our reputation. In the event that we terminate an executive’s employment without cause or due to the disability of the executive, the executive will be entitled to a lump sum severance payment equal to one month’s salary, in the case of termination for disability, and up to 12 month’s salary (depending upon years of service), in the case of termination without cause.

Each executive has the right to terminate his employment agreement on 60 days’ prior written notice or, in the event of a material breach by us of any of the terms of the agreement, upon 30 days’ prior written notice. In the event of a claim of material breach by us of the agreement, the executive must specify the breach and our failure to either (i) cure or diligently commence to cure the breach within the 30 day notice period, or (ii) dispute in good faith the existence of the material breach. In the event that an agreement terminates due to our breach, the executive is entitled to severance payments in equal monthly installments beginning in the month following the executive’s termination equal to three month’ salary plus one additional month’s salary for each year of service to us. Severance payments cannot exceed 12 month’s salary.

In conjunction with the employment agreements, our board of directors deeming it essential to the best interests of our stockholders to foster the continuous engagement of key management personnel and recognizing that, as is the case with many publicly held corporations, a change of control might occur and that such possibility, and the uncertainty and questions which it might raise among management, might result in the departure or distraction of management personnel to the detriment of our company and our stockholders, determined to reinforce and encourage the continued attention and dedication of members of our management to their engagement without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of our company, we entered into identical agreements regarding change in control with the executives. Each of the agreements regarding change in control continues through December 31, 2009 and extends automatically to the third anniversary thereof unless we give notice to the executive prior to the date of such extension that the agreement term will not be extended. Notwithstanding the foregoing, if a change in control occurs during the term of the agreements, the term of the agreements will continue through the second anniversary of the date on which the change in control occurred. Each of the agreements entitles the executive to change of control benefits, as defined in the agreements and summarized below, upon his termination of employment with us during a potential change in control, as defined in the agreements, or after a change in control, as defined in the agreements, when his termination is caused (1) by us for any reason other than permanent disability or cause, as defined in the agreement (2) by the executive for good reason as defined in the agreements or, (3) by the executive for any reason during the 30 day period commencing on the first date which is six months after the date of the change in control. Each executive would receive a lump sum cash payment of three times his base salary and outplacement benefits. Each agreement also provides that the executive is entitled to a payment to make him whole for any federal excise tax imposed on change of control or severance payments received by him.

In May 2006, we entered into an employment agreement with John Brownlie, pursuant to which Mr. Brownlie originally served as Vice President Operations. Mr. Brownlie became our Chief Operating Officer in February 2007. Pursuant to his employment agreement, as amended, Mr. Brownlie now receives a base annual salary of $225,000 and is entitled to annual bonuses. Upon his employment, he received options to purchase an aggregate of 200,000 shares of our common stock at an exercise price of $.32 per share. 50,000 options vested immediately and the balance vest upon our achieving “Economic Completion” as that term is defined in the loan agreement with Standard Bank plc (when we have been operating at anticipated capacity for 60 to 90 days after mining operations commenced). The term of the options is two years from the date of vesting. The agreement runs for an initial two year period and automatically renews thereafter for additional one year periods unless terminated by either party within 30 days of a renewal date. We can terminate the agreement for cause or upon 30 days notice without cause. Mr. Brownlie can terminate the agreement upon 60 days notice without cause or, if there is a breach of the agreement by us that is not timely cured, upon 30 days notice. In the event that we terminate him without cause or he terminates due to our breach, he will be entitled to certain severance payments. In addition, Mr. Brownlie is entitled to change of control benefits comparable to those of our other executive officers (see discussion above).

On September 14, 2007, we entered into a Second Amended Engagement Agreement (the “Engagement Agreement”) with Christopher Chipman, our Chief Financial Officer, effective May 1, 2007. The Engagement Agreement supersedes and replaces Mr. Chipman’s prior agreement that expired on August 31, 2007. Pursuant to the Engagement Agreement, Mr. Chipman is engaged as our Chief Financial Officer and devotes approximately 85% of his time to our business. He receives a monthly fee of $14,583. The Engagement Agreement expires on August 31, 2009 and automatically renews for successive one-year periods, unless either party gives at least 30 days prior notice to the other party of its intent not to renew. Mr. Chipman can terminate the Engagement Agreement on 60 days prior notice. We can terminate the Engagement Agreement without cause on 30 days prior notice and for cause (as defined in the Engagement Agreement). The Engagement Agreement also terminates upon Mr. Chipman’s disability (as defined in the Engagement Agreement) or death. In the event that we terminate the Engagement Agreement without cause, Mr. Chipman will be entitled to a cash termination payment equal to his Annual Fee in effect upon the date of termination, payable in equal monthly installments beginning in the month following his termination. In the event the Engagement Agreement is terminated by Mr. Chipman at his election or due to his death or disability, Mr. Chipman will be entitled to the fees otherwise due and payable to him through the last day of the month in which such termination occurs.

In conjunction with Engagement Agreement, we entered into a change of control agreement similar to the agreements entered into with our other executive officers. The change of control agreement continues through August 31, 2009 and extends automatically to the next anniversary thereof unless we give notice to Mr. Chipman prior to the date of such extension that the agreement term will not be extended. Notwithstanding the foregoing, if a change in control occurs during the term of the change of control agreement, the term of the agreement will continue through the anniversary of the date on which the change in control occurred. The change of control agreement entitles Mr. Chipman to change of control benefits, as defined in the agreement and summarized below, upon his termination of employment with us during a potential change in control (as defined in the agreement) or after a change in control (as defined in the agreement) when his termination is caused (1) by us for any reason other than permanent disability or cause, as defined in the agreement (2) by Mr. Chipman for good reason (as defined in the agreement) or, (3) by Mr. Chipman for any reason during the 30 day period commencing on the first date which is six months after the date of the change in control. Mr. Chipman would receive a lump sum cash payment equal to three times his base annual fee plus three times his bonus award for the year immediately preceding the year of the change in control, and outplacement benefits. The change of control agreement also provides that Mr. Chipman is entitled to a payment to make him whole for any federal excise tax imposed on change of control or severance payments received by him.

In connection with the original engagement agreement with Mr. Chipman, in March 2006, Mr. Chipman received a two year option to purchase an aggregate of 50,000 shares of our common stock at an exercise price of $.34 per share. These options are now fully vested.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In January 2006, we extended the following stock options through January 3, 2007, all of which were exercisable at $0.05 per share: Messrs. Dieterle - 1,050,000 shares; Roningen - 500,000 shares; Pritchard - 327,727 shares; Newell - 500,000 shares; and Hazlitt - 25,000 shares. These options were exercised in 2007 for aggregate gross proceeds of $122,000.

Upon their engagement with us, we issued 50,000 two year options to Christopher Chipman, our Chief Financial Officer, (March 2006) and 200,000 two year options to John Brownlie, our Chief Operating Officer, (May 2006). Mr. Chipman’s options are exercisable at $.34 per share and are now fully vested. Mr. Brownlie’s options are exercisable at $.32 per share. 50,000 of Mr. Brownlie’s options vested upon issuance and the balance vest upon our achieving “Economic Completion” as that term is defined in the loan agreement with Standard Bank plc.

On November 30, 2006, our board of directors granted 100,000 common stock options to each of John Postle, Ian A. Shaw and Mark T. Nesbitt, our independent directors. The options are to purchase shares of our common stock at an exercise price of $0.33 per share (the closing price of our common stock on that date) for a period of two years. We utilized the Black-Scholes method to fair value the 300,000 options received by the directors and recorded approximately $40,000 as equity based compensation expense.

On December 13, 2006, we issued two year options to purchase our common stock at an exercise price of $0.36 per share to Mr. Brownlie and Mr. Chipman. These options are for the purchase of 250,000 shares and 100,000 shares, respectively. We utilized the Black-Scholes method to fair value the 350,000 options received by these individuals and recorded approximately $48,000 as stock based compensation expense.

On March 22, 2007, we issued 500,000 shares of common stock to Mr. Brownlie under our 2006 Equity Incentive Plan. The fair value of the services provided in March 2007 amounted to $225,000 or $0.45 per share.

In May 2007, we issued an aggregate of 620,455 shares upon the exercise of options by our officers and directors for gross proceeds of $ 137,000 as follows: 70,455 shares to Gifford A. Dieterle, 50,000 shares to Jeffrey W. Pritchard, and 250,000 shares each to Roger A. Newell and the wife of Robert Roningen.

On June 13, 2007, we issued two year options to purchase our common stock at an exercise price of $0.384 per share to Mr. Chipman . These options are for the purchase of 500,000 shares and were issued under the 2006 Equity-Incentive Plan. We utilized the Black-Scholes Method to fair value these options and recorded approximately $65,000 as equity based compensation expense.

During the years ended July 31, 2006, we paid Roger Newell, our then V.P. Development, $68,500 for professional geologist and management services rendered to us. During the years ended July 31, 2006, we paid Jack V. Everett, our then V.P. Exploration, consulting fees of $88,500. During the years ended July 31, 2007 and 2006, we paid Robert Roningen, our Senior Vice President, legal and consulting fees of $24,000 and $8,000, respectively.

We utilize Caborca Industrial S.A. de C.V., a Mexican corporation 100% owned by Messrs. Dieterle and Pritchard, two of our officers and directors for mining support services. These services include but are not limited to the payment of mining salaries and related costs. Caborca Industrial bills us for these services at cost. Mining expenses charged by it amounted to approximately $702,000 and $122,000 for the year ended July 31, 2007 and 2006 and eliminate upon consolidation.

COMPLIANCE WITH SECTION 16(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

To our knowledge, during the fiscal year ended July 31, 2007, based solely on a review of such materials as are required by the Securities and Exchange Commission, no officer, director or beneficial holder of more than ten percent of our issued and outstanding shares of Common Stock failed to timely file with the Securities and Exchange Commission any form or report required to be so filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, except that, Robert Roningen, filed Forms 4 late for an aggregate of 24 transactions, Jack Everett, a former Vice President, filed a Form 4 late for an aggregate of four transactions, Jeffrey Pritchard filed a Form 4 late for one transaction and Scott Hazlitt filed a Form 4 late for one transaction.

PRINCIPAL STOCKHOLDERS

The following table sets forth as of December 3, 2007, the number and percentage of outstanding shares of common stock beneficially owned by:

•	Each person, individually or as a group, known to us to be deemed the beneficial owners of five percent or more of our issued and outstanding Common Stock;
•	each of our Directors and the Named Executives; and
•	all of our officers and Directors as a group.

As of the foregoing date, there were no other persons, individually or as a group, known to us to be deemed the beneficial owners of five percent or more of the issued and outstanding Common Stock.

This table is based upon information supplied by Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission, and information obtained from our directors and named executives. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock which such person has the right to acquire within 60 days of December 3, 2007. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named in the table, any security which such person or persons has or have the right to acquire within such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, we believe, based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares Common Stock which they beneficially own. Unless otherwise noted, the address of each of the principal stockholders is care of us at 76 Beaver Street, 14th floor, New York, NY10005.

Name and Address	Amount & Nature
of Beneficial	of Beneficial		Approximate
Owner	Ownership		Percentage(1)

Gifford A. Dieterle*	2,762,455	(2)	1.6%

Robert Roningen*	1,718,750	(3)	1.0%
2955 Strand Road
Duluth, MN 55804

Jeffrey W. Pritchard*	1,006,354	(2)	**

Christopher Chipman*	650,000	(2)	**
4014 Redwing Lane
Audubon, PA 19407

Roger A Newell*	1,577,273	(2)	**
1781 South Larkspur Drive
Golden, CO 80401

John Brownlie*
6040 Puma Ridge
Littleton, CO 80124	950,000	(2)	**

Scott Hazlitt*	1,025,000		**
9428 W. Highway 50
Salida. CO 81201

Ian A. Shaw*	100,000	(2)	**
98 Crimson Millway
Toronto, Ontario M2LIT6
Canada

John Postle*	100,000	(2)	**
2169 Constance Drive
Oakville Ontario
Canada L6j 5l2

Mark T. Nesbitt*	141,666	(2)(4)	**
1580 Lincoln St., Ste. 700
Denver CO 80203-1501

Strategic Precious Metal Fund	12,500,000	(5)	7.1%
c/o Banque Cantonale Vaoudoise
Place St-Francois 14
1003 Lausanne, Switzerland

SPGP	11,295,000	(6)	6.5%
17, Avenue Matignon
75008 Paris, France

Standard Bank PLC	15,750,000	(7)	8.4%
320 Park Avenue
New York, NY 10022

Van Eck International Investors	10,000,000	(8)	5.7%
Gold Fund
99 Park Avenue
New York, NY 10016
and
Van Eck Long/Short Gold
Portfolio Ltd.
Ogier Fiduciary Services
PO box 1234
Queensgate House
South Church Street
Georgetown
Grand Cayman, Cayman Islands

All Officers and Directors
as a Group (10 persons)	10,031,498	(2)(3)(4)	5.7%
_________________________________

*	Officer and/or Director of Capital Gold.
**	Less than 1%.

(1)	Based upon 174,243,646 shares issued and outstanding as of December 3, 2007.

(2)
For Messrs. Dieterle, Pritchard, Chipman, Newell, Brownlie, Shaw, Postle and Nesbitt includes, respectively, 250,000 shares, 250,000 shares, 650,000 shares, 250,000 share, 450,000 shares, 100,000 shares, 100,000 shares and 100,000 shares issuable upon exercise of options.

(3)	Represents shares owned by Mr. Roningen’s wife. All of the foregoing shares are pledged as collateral for payment of a bank note.

(4)	Includes shares owned jointly with his wife.

(5)
Includes 2,500,000 shares issuable upon exercise of warrants issued in the January 2007 Private Placements. The securities are held of record by Banque Cantonale Vaudoise (as custodian). We have been advised that FidFund Management SA is the Fund Manager for Strategic Precious Metal Fund and that various persons at the Fund Manager, including its directors, Christian Piguet, Gino Leonardi, Ariane Ischi, Claudio Müller and Herzig Steve, share dispositive and voting power over the shares held by Strategic Precious Metal Fund.

(6)	We have been advised that Xavier Roulet, is a natural person with voting and investment control over shares of our common stock beneficially owned by SPGP.

(7)
Includes shares issuable upon exercise of warrants to purchase an aggregate of 13,600,000 shares. We have been advised that Standard Bank PLC’s directors and senior management are natural persons with voting and investment control over shares of our common stock beneficially owned by Standard Bank PLC.

(8)
Represents shares owned by the listed stockholders. Separately, the stockholders do not beneficially own in excess of 5% of our outstanding shares of Common Stock. However, both stockholders have identified Joseph Foster as a natural person with voting and investment control over shares of our common stock beneficially owned by the stockholders. Mr. Foster is the portfolio manager for Van Eck Associates Corporation and Van Eck Absolute Return Advisers Corp., the investment advisors for, respectively, Van Eck International Investors Gold Fund and Van Eck Long/Short Gold Portfolio Ltd.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Proposals of stockholders to be considered for inclusion in the Proxy Statement and proxy card for the Company’s 2009 Annual Meeting of Stockholders must be received by the Company’s Secretary, at Capital Gold Corporation, 76 Beaver Street, 14th Floor, New York, NY 10005 no later than August 20, 2008.

Pursuant to our Amended and Restated By-laws, all stockholder proposals may be brought before an annual meeting of stockholders only upon timely notice thereof in writing having been given to the Secretary of the company. To be timely, a stockholder’s notice, for all stockholder proposals shall be delivered to the Secretary at our principal executive offices not less than ninety (90) nor more than one hundred twenty (120) days prior to the date of the meeting; provided, however, that in the event that the annual meeting date is publicly disclosed less than one hundred twenty (120) days prior to the date of the meeting, the stockholders’ notice, in order to be timely, must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was publicly disclosed. All such stockholders must be stockholders of record on both the date such stockholders provide notice of their proposals and on the record date for the determination of stockholders entitled to vote at such meeting. In addition, all stockholder proposals must contain all of the information required under our Amended and Restated By-laws, a copy of which is available upon written request, at no charge, from the Secretary at our New York office. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

GENERAL

Unless contrary instructions are indicated on the proxy, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR all director nominees and FOR Proposal No. 2.

The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of common stock will be voted in accordance with the specification so made.

Annual Report on Form 10-KSB

A copy of our Annual Report on Form 10-KSB for the fiscal year ended July 31, 2007, including financial statements, is enclosed with this proxy. Exhibits and any amendments to our Form 10-KSB, as filed with the SEC, may be obtained without charge upon written request to: Corporate Secretary, Capital Gold Corporation, 76 Beaver Street, 14th Floor, New York, NY 10005. You can also get copies of our filings made with the SEC, including the Annual Report on Form 10-KSB, by visiting the SEC’s web site at www.sec.gov.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

By Order of the Board of Directors,

Jeffrey W. Pritchard, Secretary

New York, New York
December 19, 2007

Appendix A

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
CAPITAL GOLD CORPORATION

The above corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: At a meeting of the Board of Directors of CAPITAL GOLD CORPORATION (the "Corporation") duly called and noticed, and by subsequent unanimous written consent of all directors of the Corporation, resolutions were duly adopted setting forth proposed amendments to the Corporation's Certificate of Incorporation, declaring said amendments to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof.

SECOND: The first resolution provides for amendment to the first paragraph of Article FOURTH of the Corporation's Certificate of Incorporation, which sets forth the Corporation's capitalization, which first paragraph of the Article, as amended, reads as follows:

“FOURTH.

1. Authorized Shares. The aggregate number of shares of Common Stock which the Corporation shall have authority to issue is THREE HUNDRED MILLION (300,000,000) shares, at a par value of $.0001 per share. All Stock When issued shall be fully paid and non-assessable.”

THIRD: The second resolution provides for the addition of a new Article TENTH of the Corporation's Certificate of Incorporation, which new Article TENTH, as added, reads as follows:

“TENTH. The total number of directors constituting the entire Board of Directors of the Corporation shall be not less than three nor more than ten, with the then-authorized number of directors being fixed from time to time by resolution of the Board of Directors. Elections of directors need not be by written ballot except as and to the extent provided in the Bylaws of the Corporation. The Board shall be divided into three classes, designated Class I, Class II, and Class III, with the term of office of one class expiring each year. Each class shall be as nearly equal in number as the then-authorized number of directors constituting the Board permits. Class I directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in the calendar year 2009, Class II directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in the calendar year 2010, and Class III directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in the calendar year 2011. Members of each class shall hold office until the annual meeting for the year in which their term expires and until their successors are elected and qualified, subject, however, to prior death, resignation, retirement, or removal from office. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected in accordance with this Article TENTH to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of such director’s current term or his or her prior death, resignation, retirement, or removal from office, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so that the number of directors in each class is as nearly equal as possible. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, though less than a quorum. No decrease in the number of directors constituting the whole Board of Directors shall shorten the term of an incumbent Director.”

FOURTH: The third resolution provides for the addition of a new Article ELEVENTH of the Corporation's Certificate of Incorporation, which new Article ELEVENTH, as added, reads as follows:

“ELEVENTH. No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders.”

FIFTH: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said Corporation was duly called and held upon notice in accordance with Section 222 of the Delaware General Corporation Law at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

SIXTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this   day of January 2008.

By:
Gifford A. Dieterle, President

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CAPITAL GOLD CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
January 24, 2008

THIS PROXY IS SOLICTED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gifford A. Dieterle and Jeffrey W. Pritchard and each of them, with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders to be held at the , to be held at Bayard's, One Hanover Square, New York, New York 10004 on Thursday, January 24, 2008, at 1:30 p.m. local time and at any adjournment thereof, and to vote all of the shares of common stock of Capital Gold Corporation (the “Company”) the undersigned would be entitled to vote if personally present, upon the following matters:

Please mark box in blue or black ink.

1. Proposal 1- To approve the Company’s Proposal to amend the Company’s certificate of incorporation to provide for a classified Board of Directors.

☐ For	☐ Against	☐ Abstain

2. Proposal 2-Election of Directors.

Nominees: Class I - Roger A. Newell and Robert Roningen; Class II - Ian A. Shaw, John Postle and Mark T. Nesbitt; Class III - Gifford A. Dieterle, John Brownlie and Jeffrey W. Pritchard.
☐ For all nominees (except as marked to the contrary below)	☐ Authority Withheld as to all Nominees

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME)

Gifford A. Dieterle	John Brownlie	Roger A. Newel	Jeffrey W. Pritchard

Robert Roningen	Ian A. Shaw	John Postle	Mark T. Nesbitt.

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3.
Proposal 3 - To approve the Company’s Proposal to amend the Company’s certificate of incorporation to increase the authorized number of shares of common stock from 250,000,000 shares to 300,000,000 shares.

☐ For	☐ Against	☐ Abstain

4.
Proposal 4- To approve the Company’s Proposal to amend the Company’s certificate of incorporation to permit stockholder action to be taken only at a duly called annual or special meeting of stockholders and eliminate stockholder action by written consent.

☐ For	☐ Against	☐ Abstain

5.	Proposal 5-Ratification of the selection of Wolinetz, Lafazan & Company, P.C., as independent auditors of the Company for the year ending July 31, 2008.

☐ For	☐ Against	☐ Abstain

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF GIFFORD A. DIETERLE, JOHN BROWNLIE, JEFFREY W. PRITCHARD, ROBERT RONINGEN, ROGER A. NEWELL, IAN A. SHAW, JOHN POSTLE AND MARK T. NESBITT AS DIRECTORS, “FOR” ALL OF THE OTHER PROPOSALS AND, IN THE DISCRETION OF THE PROXIES, ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

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Please date, sign as name appears at left, and return promptly. If the stock is registered in the name of two or more persons, each should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee, or Guardian, please give full title. Please note any change in your address alongside the address as it appears in the Proxy.

Dated:

Signature

(Print Name)

 SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

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